As filed with the Securities and Exchange Commission on May 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

POSTAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	83-2586114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

75 Columbia Avenue Cedarhurst, NY	11516
(Address of Principal Executive Offices)	(Zip Code)

Postal Realty Trust, Inc. 2019 Equity Incentive Plan

Postal Realty Trust, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plans)

Andrew Spodek

Chief Executive Officer

75 Columbia Avenue

Cedarhurst, NY 11516
(Name and address of agent for service)

(516) 295-7820

(Telephone number, including area code, of agent for service)

Copies to:

David C. Wright James V. Davidson Hunton Andrews Kurth LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, VA 23219 Telephone: (804) 788-8200 Facsimile: (804) 788-8218

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company Emerging growth company	☑ ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Postal Realty Trust, Inc. 2019 Equity Incentive Plan	676,980 (2)	$16.77 (4)	$11,352,954.60	$1,375.98
Class A Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Postal Realty Trust, Inc. 2019 Employee Stock Purchase Plan	100,000 (3)	$16.77 (4)	$1,677,000	$203.25
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), This Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional shares of Class A common stock, par value $0.01 per share (the “Common Stock”) of Postal Realty Trust, Inc., a Maryland corporation (the “Company” or “Registrant”), that become issuable under the Postal Realty Trust, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) and the Postal Realty Trust, Inc. 2019 Employee Stock Purchase Plan (the “ESPP,” and together with the 2019 Plan, the “Plans”) as may be necessary to adjust the number of shares being offered or issued pursuant to the Plans as a result of stock splits, stock dividends or similar transactions.

(2)	Represents 541,584 shares of Common Stock reserved for issuance under the 2019 Plan, plus an additional 135,396 shares of Common Stock that may become available for issuance under the 2019 Plan as a result of the expiration, forfeiture or termination of awards under the 2019 Plan.

(3)	Represents 100,000 shares of Common Stock reserved for issuance under the ESPP.

(4)	Calculated in accordance with Rules 457(c) and (h) under the Securities Act based on the average of the high and the low sales prices of the shares of Common Stock on the New York Stock Exchange on May 20, 2019.

PART I

The Registrant will send or give to all participants in the Plans document(s) containing the information required in Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with Rule 428(b)(2), the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall make available, without charge, upon written or oral request, additional copies of documents required to be delivered to participants pursuant to Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission, which shall be deemed a part hereof:

(1) The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on May 16, 2019 relating to the Registrant’s registration statement on Form S-11 (File No. 333-230684), as amended, which was initially filed by the Registrant on April 2, 2019 (the “Form S-11 Registration Statement”); and

(2) The description of the Common Stock under the caption “Description of Capital Stock” contained in the prospectus forming part of the Registrant’s Form S-11 Registration Statement, which description has been incorporated by reference in Item 1 of the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on May 7, 2019, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

II-1

Item 6.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Registrant’s charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Registrant’s charter provides for indemnification of its officers and directors against liabilities to the maximum extent permitted by Maryland General Corporation Law (“MGCL”), as amended from time to time.

The MGCL requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Registrant’s charter obligates it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

●	any present or former director or officer of the Registrant who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

●	any individual who, while a director or officer of the Registrant and at its request, serves or has served as a director, officer, partner, member or manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

The Registrant’s charter also permits it to indemnify and advance expenses to any individual who served its accounting predecessor in any of the capacities described above and to any employee or agent of the Registrant or its accounting predecessor.

The Registrant will enter into indemnification agreements with each of its directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index that immediately precedes such exhibits and are incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedarhurst, State of New York, on May 22, 2019.

POSTAL REALTY TRUST, INC.

By:	/s/ Andrew Spodek
Andrew Spodek Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Spodek and Jeremy Garber, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 22, 2019.

Signature	Title

/s/ Andrew Spodek	Chief Executive Officer and Director (Principal Executive Officer)
Andrew Spodek

/s/ Jeremy Garber	President, Treasurer and Secretary (Principal Financial Officer)
Jeremy Garber

/s/ Matt Brandwein	Chief Accounting Officer (Principal Accounting Officer)
Matt Brandwein

/s/ Patrick R. Donahoe
Patrick R. Donahoe	Director

/s/ Anton Feingold
Anton Feingold	Director

/s/ Jane Gural-Senders
Jane Gural-Senders	Director

/s/ Barry Lefkowitz
Barry Lefkowitz	Director

EXHIBIT INDEX

Number	Description

4.1	Articles of Amendment and Restatement of Postal Realty Trust, Inc.

4.2*	Postal Realty Trust, Inc. Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-11/A filed on April 30, 2019, File No. 333-2230684).

4.3*	Postal Realty Trust, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-11/A filed on May 7, 2019, File No. 333-2230684).

4.4*	Postal Realty Trust, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Form S-11/A filed on May 7, 2019, File No. 333-2230684).

5.1	Opinion of Venable LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Venable LLP (included as part of Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

* Incorporated herein by reference as indicated.